SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

                                AMENDMENT NO. 1

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
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                         Securities Exchange Act of 1934

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                           SIGA PHARMACEUTICALS, INC.
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


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                                December 20, 1999

Dear Shareholder:

1998-1999 has been an important period for SIGA. In September 1999, we announced that we were evaluating strategic alternatives aimed at enhancing shareholder value and that these alternatives included the possible development or acquisition of an Internet technology.

In December 1999, we announced that we entered into an agreement for the acquisition and further development of an Internet communications tool from Open-i Media, Inc., a New York based software and web developer. The client/server application, whose working name is PeerFinder, is designed to enable real-time peer-to-peer communication at or between web sites and to facilitate the building of online communities.

PeerFinder is being developed to make the Internet more dynamic and interactive by enabling group or private communication that complements the user's normal surfing habits. PeerFinder will travel with the user from site to site and is not restricted to any single Web site, portal or chat room. By combining the search for content with peer-to-peer communication, users will be able to more easily locate information, transact business, solicit product reviews, or simply converse on the topic at hand.

In 1998-1999, we continued to make progress in the laboratory and in the clinic on our lead vaccine and antibiotic programs. We received two SBIR grants and several patents on both our vaccine and antibiotic technologies, and we announced significant management changes. In September 1999, we announced that we would be consolidating our biotechnology assets and operations in SIGA Research Labs, a separate business unit based in Corvallis, Oregon, and that our strategy would be to fund our ongoing vaccine and antibiotic programs through a combination of government grants, corporate partnerships and other alliances, as we explore various strategic alternatives.

As we enter a new stage in the growth and direction of SIGA, we would like to thank our employees and you, our shareholders, for your confidence, and we look forward to reporting our continued progress.

Very sincerely yours,

Judson A. Cooper
Chairman

Joshua D. Schein, Ph.D.
Chief Executive Officer